Registration No. 333-141927

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIPSOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	4941	20-4047619
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code	(I.R.S. Employer Identification Number)

128 East Fairview Avenue
Spokane, Washington 99207
(509) 484-6385
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward A. Hunton
128 East Fairview Avenue
Spokane, Washington 99207
(509) 484-6385
(Name, address, including zip code, and telephone number, including area code of agent for service)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form SB-2 (Registration No. 333-141927), filed with the Securities and Exchange Commission as amended on September 28, 2007 (the “Registration Statement”), of MIPSolutions, Inc. (“MIPS”), which was subsequently deemed effective October 3, 2007.

On January 7, 2008 the Board of MIPS unanimously voted through a Written Action of the Board of Directors to withdraw the offering of the one million (1,000,000) common shares registered on Form SB-2 (Registration No. 333-141927). The withdrawal is effective as of January 7, 2008. The Board determined it was in the best interest of MIPS to withdraw the offering and focus its efforts on obtaining a quotation of its common stock on the Over-the-Counter Bulletin Board (OTCBB). Furthermore, the Board determined that if and when a quotation of its common stock is obtained the Officers of the Corporation may re-submit the withdrawn Registration Statement with updated financials and any material changes; however, as of the date of this document there has been nothing set forth by the Board in this regard.

As of January 7, 2008, there had been no sales of common stock from the Registration Statement detailed herein and no sale shall occur prior to the removal of the Registration Statement. As such, MIPS hereby removes from registration all one million (1,000,000) of its securities registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on January 7, 2008.

MIPSOLUTIONS, INC. (Registrant)

By:	/s/ EDWARD A. HUNTON
Name:	Edward A. Hunton
Title:	Treasurer, Director & Corporate Secretary

Date:	January 7, 2008

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on January 7, 2008.

Name	Title
/s/ JEFFREY LAMBERSON	President (Principal Executive Officer)

/s/ EDWARD HUNTON	Treasurer and Director (Principal Financial Officer)

/s/ GLEN SOUTHARD	Vice President and Director

/s/ MARK QUINN	Director